Exhibit 4.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

This SECOND AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of April 9, 2010, is between Boots & Coots, Inc., a Delaware corporation formerly known as Boots & Coots International Well Control, Inc. (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Rights Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of November 27, 2001, as amended by the First Amendment to Rights Agreement dated November 21, 2005 (the “Rights Agreement”); and

WHEREAS, it is proposed that the Company, Halliburton Company, a Delaware corporation (“Parent”), and Gradient, LLC, a Delaware limited liability company (“Merger Sub”), enter into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”); and

WHEREAS, pursuant to Section 27 of the Rights Agreement, at any time prior to the Distribution Date, the Company may by action of its Board of Directors, and the Rights Agents shall if the Company so directs, supplement or amend any provision of the Rights Agreement in any manner without the approval of any holder of the Rights; and

WHEREAS, the Distribution Date has not occurred; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to, among other things, except the Merger Agreement and the transactions contemplated thereby, including the Merger, from the Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, and intending to be legally bound hereby, the Company hereby amends the Rights Agreement as follows:

 1.       Amendment to Section 1.  Section 1 of the Rights Agreement is amended to add the following at the end thereof:

“(z)	“Merger” shall mean the merger of the Company and Merger Sub pursuant to the Merger Agreement and the transactions contemplated by the Merger Agreement.

(aa)	“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of April 9, 2010, by and among the Company, Parent and Merger Sub.

(bb)	“Merger Sub” shall mean Gradient, LLC, a Delaware limited liability company.

(cc)	“Parent” shall mean Halliburton Company, a Delaware corporation.”

 2.      Amendment to the definition of “Acquiring Person.”  Section 1(b) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of  Parent, Merger Sub or any Subsidiary, Affiliate or Associate of Parent or Merger Sub shall be deemed to be an Acquiring Person, either individually or collectively, as a result of (i) the execution, delivery and performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the announcement of the Merger Agreement or the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement.”

 3.      Amendment to the definition of “Distribution Date.” Section 1(j) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution, delivery and performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the announcement of the Merger Agreement or the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement.”

 4.      Amendment to the definition of “Stock Acquisition Date.”  Section 1(t) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution, delivery and performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the announcement of the Merger Agreement or the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement.”

 5.      Amendment to the definition of “Triggering Event.”  Section 1(w) of the Rights Agreement is amended to add the following at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not occur by reason of (i) the approval, execution, delivery and performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the announcement of the Merger Agreement or the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement.”

 6.      Amendment to Section 3.  Section 3 of the Rights Agreement is amended to add the following sentence at the end thereof as Section 3(d):

“(d)           Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution of the Merger Agreement or by virtue of the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation the consummation thereof.”

 7.      Amendment to Section 11(a)(ii).  Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, an event requiring an adjustment under this Section 11(a)(ii) shall not be deemed to have occurred solely as the result of (i) the execution, delivery and performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the announcement of the Merger Agreement or the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement.”

 8.      Amendment to Section 13.  Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof as Section 13(f):

“(f)           The provisions of this Section 13 shall not apply to (i) the execution, delivery and performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the announcement of the Merger Agreement or the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement.”

 9.      Effectiveness.  This Amendment shall be deemed effective as of the date first written above.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

 10.    Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

 11.    Termination of Plan. If for any reason the Merger Agreement is terminated and the transactions contemplated thereby are abandoned, this Amendment shall be of no further force and effect and the Rights Agreement shall remain the same as it existed immediately prior to the execution of this Amendment.

 12.    Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

 13.    Counterparts.  This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers, as of the day and year first above written.

BOOTS & COOTS, INC.

By:	/s/ Jerry Winchester
Name:	Jerry Winchester
Title:	President & CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Felix Orihuela
Name:	Felix Orihuela
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO RIGHTS AGREEMENT]